Exhibit 10.4

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

TRANSFER AGENT SERVICES AGREEMENT

This Transfer Agent Services Agreement (the “Agreement”) dated the 21st day of August, 2023, is between BIP Ventures Evergreen BDC (the “BDC”), a Delaware statutory trust, and Ultimus Fund Solutions, LLC (“Ultimus”), a limited liability company organized under the laws of the state of Ohio and hereby amends and restates the Transfer Agent Services Agreement dated June 23, 2023 by and between the BDC (fka BIP Evergreen Venture Fund) and Ultimus and any addendums, fee letters and exhibits thereto (the “Original Agreement”).

Background

The BDC intends to elect to be a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and desire that Ultimus perform certain services. BIP Capital, LLC is the Administrator of the BDC (the “Adviser”). Ultimus is willing to perform such services on the terms and conditions set forth in this Agreement.

Terms and Conditions

1.	Retention of Ultimus

The BDC retains Ultimus to act as the service provider for the services set forth in the Transfer Agent Services Addendum (collectively, the “Services”), which are incorporated by reference into this Agreement. Ultimus accepts such employment to perform the selected Services.

2.	Allocation of Charges and Expenses

2.1.	Ultimus shall furnish at its own expense the executive, supervisory, and clerical personnel necessary to perform its obligations under this Agreement.

2.2.	The BDC acknowledges and agrees that, except as provided in Section 2.1, Ultimus shall not be responsible to pay any expenses of the Adviser or the BDC, including, without limitation: organization costs; taxes; expenses for legal and auditing services; the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, information statements, proxy statements and related materials; all expenses incurred in connection with issuing and redeeming shares; the costs of custodial services; the cost of initial and ongoing registration or qualification of the shares under federal and state securities laws; fees and reimbursable expenses of officers who are not affiliated persons of Ultimus; insurance premiums; interest; brokerage costs; litigation and other extraordinary or nonrecurring expenses; and all fees and charges of the Adviser to the BDC.

3.	Compensation

3.1.	The BDC shall pay for the Services to be provided by Ultimus under this Agreement in accordance with, and in the manner set forth in, the Transfer Agent Services Fee Letter attached to the Transfer Agent Services Addendum (the “Fee Letter”), which may be amended from time to time. The Fee Letter is incorporated by reference into this Agreement.

3.2.	If this Agreement becomes effective subsequent to the first day of a month, Ultimus’ compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in the Fee Letter. If this Agreement terminates before the last day of a month, Ultimus’ compensation for that part of the month in which the Agreement is in effect shall be equal to a full calendar month’s worth of fees as calculated in a manner consistent with the calculation of the fees as set forth in the Fee Letter. The BDC shall promptly pay Ultimus’ compensation for the preceding month.

3.3.	In the event that the U.S. Securities and Exchange Commission (the “SEC”), Financial Industry Regulatory Authority, Inc. (“FINRA”), or any other regulator or self-regulatory authority adopts regulations and requirements relating to the payment of fees to service providers or which would result in any material increases in costs to provide the Services under this Agreement, the parties agree to negotiate in good faith amendments to this Agreement in order to comply with such requirements and provide for additional compensation for Ultimus as mutually agreed to by the parties.

3.4.	In the event that any fees are disputed, the BDC shall, on or before the due date, pay all undisputed amounts due hereunder and notify Ultimus in writing of any disputed fees which it is disputing in good faith. Payment for such disputed fees shall be due on or before the tenth (10th) business day after the day on which Ultimus provides to the BDC documentation which reasonably supports that the disputed charges were incurred in accordance with this Agreement and furtherance of the services provided by Ultimus under this Agreement.

4.	Reimbursement of Expenses

In addition to paying Ultimus the fees described in the Fee Letter, the BDC agrees to reimburse Ultimus for its actual reasonable and documented reimbursable expenses in providing services hereunder, if applicable, including, without limitation, the following:

4.1.	Reasonable travel and lodging expenses incurred by officers and employees of Ultimus in connection with attendance at meetings of the BDC’s Board of Trustees (the “Board”) or any committee thereof and shareholders’ meetings;

4.2.	All freight and other delivery charges incurred by Ultimus in delivering materials on behalf of the BDC;

4.3.	All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by Ultimus in communication with the BDC, the BDC’s investment adviser(s) or custodian, counsel for the BDC, counsel for the BDC’s independent Trustees, the BDC’s independent accountants, dealers or others as required for Ultimus to perform the Services;

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4.4.	The cost of obtaining secondary security market quotes and any securities data, including, but not limited to, the cost of fair valuation services and the cost of obtaining corporate action related data and securities master data;

4.5.	The cost of electronic or other methods of storing records and materials;

4.6.	All fees and expenses incurred in connection with any licensing of software, subscriptions to databases, custom programming or systems modifications required to provide any special reports or services requested by the BDC;

4.7.	Any expenses Ultimus shall incur at the direction of an officer of the BDC thereunto duly authorized other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the BDC for certain purposes;

4.8.	A reasonable allocation of the costs associated with the preparation of Ultimus’ Service Organization Control 1 Reports (“SOC 1 Reports”); and

4.9.	Any additional expenses reasonably incurred by Ultimus in the performance of its duties and obligations under this Agreement.

5.	Maintenance of Books and Records; Record Retention

5.1.	Ultimus shall maintain and keep current the accounts, books, records and other documents relating to the Services as may be required by applicable law, rules, and regulations, including Federal Securities Laws as defined under Rule 38a-1 under the Investment Company Act.

5.2.	Ownership of Records

A.	Ultimus agrees that all such books, records, and other data (except computer programs and procedures) developed to perform the Services (collectively, “Client Records”) shall be the property of the BDC.

B.	Ultimus agrees to provide the Client Records to the BDC, at the expense of the BDC, upon request, and to make such books and records available for inspection by the BDC, or its regulators at reasonable times.

C.	Ultimus agrees to furnish to the BDC, at the expense of the BDC, all Client Records in the electronic or other medium in which such material is then maintained by Ultimus as soon as practicable after any termination of this Agreement. Unless otherwise required by applicable law, rules, or regulations, Ultimus shall promptly turn over to the BDC, upon the written request of the BDC, destroy the Client Records maintained by Ultimus pursuant to this Agreement. If Ultimus is required by applicable law, rule, or regulation to maintain any Client Records, it will provide the BDC with copies as soon as reasonably practical after the termination.

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5.3.	Ultimus agrees to keep confidential all Client Records, except when requested to divulge such information by duly constituted authorities or court process.

5.4.	If Ultimus is requested or required to divulge such information by duly constituted authorities or court process, Ultimus shall, unless prohibited by law, promptly notify the BDC of such request(s) so that the BDC may seek, at the expense of the BDC, an appropriate protective order.

6.	Subcontracting

Ultimus may, at its expense, subcontract with any entity or person concerning the provision of the Services; provided, however, that Ultimus shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor, and that Ultimus shall be responsible, to the extent provided in Section 10, for all acts of a subcontractor.

7.	Effective Date

7.1.	This Agreement shall become effective as of the date first above written with respect to the BDC in existence on such date (or, if the BDC is not in existence on that date, on the date the BDC commences operation) (the “Agreement Effective Date”).

7.2.	The Transfer Agent Services Addendum (the “Addendum”) shall become effective as of the date first written in the Addendum with respect to the BDC in existence on such date (or, if the BDC is not in existence on that date, on the date the BDC commences operation).

8.	Term

8.1.	Initial Term. This Agreement shall continue in effect, unless earlier terminated by either party as provided under this Section 8, for a period of three (3) years from the date first above written (the “Initial Term”).

8.2.	Renewal Terms. Subject to Section 8.3.C., immediately following the Initial Term this Agreement shall automatically renew for successive one-year periods (a “Renewal Term”).

8.3.	Termination. A party may terminate this Agreement under the following circumstances.

A.	Termination for Good Cause. During the Initial Term or a Renewal Term, a party (the “Terminating Party”) may only terminate the Agreement against the other party (the “Non-Terminating Party”) for good cause. For purposes of this Agreement, “good cause” shall mean:

(1)	a material breach of this Agreement by the Non-Terminating Party that has not been cured or remedied within 30 days after the Non-Terminating Party receives written notice of such breach from the Terminating Party;

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(2)	the Non-Terminating Party takes a position regarding compliance with Federal Securities Laws that the Terminating Party reasonably disagrees with, the Terminating Party provides 30 days’ prior written notice of such disagreement, and the parties fail to come to agreement on the position within the 30-day notice period;

(3)	a final and unappealable judicial, regulatory, or administrative ruling or order in which the Non-Terminating Party has been found guilty of criminal or unethical behavior in the conduct of its business;

(4)	the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under the Bankruptcy Code of the United States Code, as then in effect.

B.	Out-of-Scope Termination. If a BDC demands services that are beyond the scope of this Agreement and/or a BDC’s investment strategy, structure, holdings, or other aspects of a BDC’s operations deviate in any material respect from those Ultimus understood to exist during the initial due diligence and onboarding stage, such that Ultimus is (or will be) required to employ resources, whether in the form of additional man hours, investment or otherwise, beyond what was originally anticipated by Ultimus (collectively, the “Out-of-Scope Services”), and the parties cannot agree on appropriate terms relating to such Out-of-Scope Services, Ultimus may terminate this Agreement upon not less than 90 days’ prior written notice.

C.	End-of-Term Termination. A party can terminate this Agreement at the end of the Initial Term or a Renewal Term by providing written notice of termination to the other party at least 90 days prior to the end of the Initial Term or then-current Renewal Term.

D.	Early Termination. This Agreement may be terminated by either party upon giving 90 days’ prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties; provided, that any termination by the BDC other than termination under Section 8.3.A-C is deemed an “Early Termination.” The BDC that provides a notice of early termination is subject to an “Early Termination Fee” equal to the pro rated fee amount due to Ultimus through the end of the then-current term as calculated in the Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the term of the Agreement.

E.	Final Payment. Any unpaid compensation, reimbursement of expenses, or Early Termination Fee is due to Ultimus within 15 calendar days of the termination date provided in the notice of termination.

F.	Transition. Upon termination of this Agreement, Ultimus will cooperate with any reasonable request of the BDC to effect a prompt transition to a new service provider selected by the BDC. Ultimus shall be entitled to collect from the BDC, in addition to the compensation described in the Fee Letter, (1) the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including, without limitation, the delivery to the BDC or its designees of the BDC’s property, records, instruments, and documents, and (2) a reasonable de-conversion fee as mutually agreed to by the parties.

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G.	Liquidation. Upon termination of this Agreement due to the liquidation of the BDC, Ultimus shall be entitled to collect from the BDC, in addition to the compensation described in the Fee Letter, the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including, without limitation, the delivery to the BDC or its designees of the BDC’s property, records, instruments, and documents.

8.4.	No Waiver. Failure by either party to terminate this Agreement for a particular cause shall not constitute a waiver of its right to subsequently terminate this Agreement for the same or any other cause.

9.	Additional BDCs or Classes of Shares

In the event that the BDC establishes one or more series or classes of shares after the Agreement Effective Date, each such series or class of shares shall become, at the discretion of the BDC and Ultimus, a BDC or class of shares of a BDC (as applicable) under this Agreement and shall be added to the Fee Letter as appropriate.

10.	Standard of Care; Limits of Liability; Indemnification

10.1.	Standard of Care. Each party’s duties are limited to those expressly set forth in this Agreement and the parties do not assume any implied duties. Each party shall use its best efforts in the performance of its duties and act in good faith in performing the Services or its obligations under this Agreement. Each party shall be liable for any damages, losses or costs arising out of such party’s failure to perform its duties under this Agreement to the extent such damages, losses or costs arise out of its willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder.

10.2.	Limits of Liability

A.	Ultimus shall not be liable for any Losses (as defined below) arising from the following:

(1)	performing Services or duties pursuant to any oral, written, or electric instruction, notice, request, record, order, document, report, resolution, certificate, consent, data, authorization, instrument, or item of any kind that Ultimus reasonably believes to be genuine and to have been signed, presented, or furnished by a duly authorized representative of the BDC (other than an employee or other affiliated persons of Ultimus who may otherwise be named as an authorized representative of the BDC for certain purposes);

(2)	operating under its own initiative, in good faith and in accordance with the standard of care set forth herein, in performing its duties or the Services;

(3)	using valuation information provided by the BDC’s approved third-party pricing service(s) or the investment adviser(s) to the BDC for the purpose of valuing the BDC’s portfolio holdings;

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(4)	any default, damages, costs, loss of data or documents, errors, delay, or other loss whatsoever caused by events beyond Ultimus’ reasonable control, including, without limitation, corrupt, faulty or inaccurate data provided to Ultimus by third-parties;

(5)	any error, action or omission by the BDC or other past or current service provider; and

(6)	any failure to properly register the BDC’s shares in accordance with the Securities Act or any state blue sky laws.

B.	Ultimus may apply to the BDC at any time for instructions and may consult with counsel for the BDC and with accountants and other experts with respect to any matter arising in connection with Ultimus’ duties or the Services. Ultimus shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the reasonable opinion of such counsel, accountants, or other experts qualified to render such opinion.

C.	A copy of the BDC’s certificate of formation is on file with the Secretary of State (or equivalent authority) of the state in which the BDC is organized, and notice is hereby given that is the BDC’s organizational documents are executed on behalf of the BDC and not the shareholders individually and that the obligations of this instrument are not binding upon any of the officers or shareholders individually but are binding only upon the assets and property of the BDC, and Ultimus shall look only to the assets of the BDC for the satisfaction of such obligations.

D.	Ultimus shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the BDC, the BDC’s investment adviser or any of the BDC’s other service providers until receipt of written notice thereof from the BDC (as applicable). As used in this Agreement, the term “investment adviser” includes all sub-advisers or persons performing similar services.

E.	The BDC has and retains primary responsibility for oversight of all compliance matters relating to the BDC, including, but not limited to, compliance with the Investment Company Act, the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the USA PATRIOT Act of 2001, the Sarbanes Oxley Act of 2002 and the policies and limitations of the BDC relating to the portfolio investments as set forth in the prospectus and statement of additional information. Ultimus’ monitoring and other functions hereunder shall not relieve the Board of its primary day-to-day responsibility for overseeing such compliance.

F.	To the maximum extent permitted by law, the BDC agrees to limit Ultimus’ liability for the BDC’s Losses (as defined below) to an amount that shall not exceed the total compensation received by Ultimus under this Agreement during the most recent rolling 12-month period or the actual time period this Agreement has been in effect if less than 12 months. This limitation shall apply regardless of the cause of action or legal theory asserted.

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G.	In no event shall Ultimus be liable for trading losses, lost revenues, special, incidental, punitive, indirect, consequential or exemplary damages or lost profits, whether or not such damages were foreseeable or Ultimus was advised of the possibility thereof. The parties acknowledge that the other parts of this Agreement are premised upon the limitation stated in this section.

10.3.	Indemnification

A.	Each party (the “Indemnifying Party”) agrees to indemnify, defend, and protect the other party, including its trustees, directors, managers, officers, employees, and other agents (collectively, the “Indemnitees” and each an “Indemnitee”), and shall hold the Indemnitees harmless from and against any actions, suits, claims, losses, damages, liabilities, and reasonable costs, charges, and expenses (including attorney fees and investigation expenses) (collectively, “Losses”) arising out of (1) the Indemnifying Party’s failure to exercise the standard of care set forth above unless such Losses were caused in part by the Indemnitees own willful misfeasance, bad faith or gross negligence; (2) any violation of Applicable Law (defined below) by the Indemnifying Party or its affiliated persons or agents relating to this Agreement and the activities thereunder; and (3) any material breach by the Indemnifying Party or its affiliated persons or agents of this Agreement.

B.	Notwithstanding the foregoing provisions, the BDC shall indemnify Ultimus for Ultimus’ Losses arising from circumstances under Section 10.2.A.

C.	Upon the assertion of a claim for which either party may be required to indemnify the other, the Indemnitee shall promptly notify the Indemnifying Party of such assertion, and shall keep the Indemnifying Party advised with respect to all developments concerning such claim. Notwithstanding the foregoing, the failure of the Indemnitee to timely notify the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure.

D.	The Indemnifying Party shall have the option to participate with the Indemnitee in the defense of such claim or to defend against said claim in its own name or in the name of the Indemnitee. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Indemnifying Party may be required to indemnify the Indemnitee except with the Indemnifying Party’s prior written consent.

10.4.	The provisions of this Section 10 shall survive termination of this Agreement.

11.	Force Majeure.

Neither party will be liable for Losses, loss of data, delay of Services, or any other issues caused by events beyond its reasonable control, including, without limitation, delays by third party vendors and/or communications carriers, acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots, pandemics, failure of the mails, transportation, communication, or power supply.

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12.	Representations and Warranties

12.1.	Joint Representations. Each party represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)	It is a corporation, partnership, trust, limited liability company, or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized.

(B)	To the extent required by Applicable Law (defined below), it is duly registered with all appropriate regulatory agencies or self-regulatory organizations and such registration will remain in full force and effect for the duration of this Agreement.

(C)	For the duties and responsibilities under this Agreement, it is currently and will continue to abide by all applicable federal and state laws, including, without limitation, federal and state securities laws; regulations, rules, and interpretations of the SEC and its authorized regulatory agencies and organizations, including FINRA; and all other self-regulatory organizations governing the transactions contemplated under this Agreement (collectively, “Applicable Law”).

(D)	It has duly authorized the execution and delivery of this Agreement and the performance of the transactions, duties, and responsibilities contemplated by this Agreement.

(E)	This Agreement constitutes a legal obligation of the party, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

(F)	Whenever, in the course of performing its duties under this Agreement, it determines that a violation of Applicable Law has occurred, or that, to its knowledge, a possible violation of Applicable Law may have occurred, or with the passage of time could occur, it shall promptly notify the other party of such violation.

12.2.	Representations of the BDC. The BDC represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)	(1) as of the close of business on the Agreement Effective Date, the BDC that is then in existence has authorized unlimited shares, and, (2) as applicable, no shares of the BDC will be offered to the public until the BDC’s registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act, has been declared or becomes effective and all required state securities law filings have been made.

(B)	It shall cause the investment adviser(s) and sub-advisers, prime broker, custodian, legal counsel, independent accountants, and other service providers and agents, past or present, for the BDC to reasonably cooperate with Ultimus and to provide it with such information, documents, and advice relating to the BDC as reasonably requested by Ultimus, in order to enable Ultimus to perform its duties and obligations under this Agreement. To the extent the BDC is unable to supply Ultimus with all of the information necessary for Ultimus to perform the Services, Ultimus will not be able to fully perform the Services and will not be responsible for such failure.

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(C)	The BDC’s Organizational Documents are true and accurate and will remain true and accurate at all times during the term of this Agreement in conformance with applicable federal and state securities laws.

(D)	Each of the employees of Ultimus that serves or has served at any time as an officer of the BDC, including the CCO, President, Treasurer, Secretary and the AML Compliance Officer, shall be covered by the BDC’s Directors & Officers/Errors & Omissions insurance policy (the “Policy”) and shall be subject to the provisions of the BDC’s Organizational Documents regarding indemnification of its officers. The BDC shall provide Ultimus with proof of current coverage, including a copy of the Policy, and shall notify Ultimus immediately should the Policy be canceled or terminated.

(E)	Any officer of the BDC shall be considered an individual who is authorized to provide Ultimus with instructions and requests on behalf of the BDC (an “Authorized Person”) (unless such authority is limited in a writing from the BDC and received by Ultimus) and has the authority to appoint additional Authorized Persons, to limit or revoke the authority of any previously designated Authorized Person, and to certify to Ultimus the names of the Authorized Persons from time to time.

13.	Insurance

13.1.	Maintenance of Insurance Coverage. Each party agrees to maintain throughout the term of this Agreement professional liability insurance coverage of the type and amount reasonably customary in its industry. Upon request, a party shall furnish the other party with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels, and deductible amounts.

13.2.	Notice of Termination. A party shall promptly notify the other party should any of the notifying party’s insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefore.

14.	Information Provided by the BDC

14.1.	Prior to the Agreement Effective Date. Prior to the Agreement Effective Date, the BDC will furnish to Ultimus the following:

(A)	copies of the Organizational Documents and of any amendments thereto, certified by the proper official of the state in which such document has been filed;

(B)	certified copies of resolutions of the Board covering the approval of this Agreement, authorization of a specified officer of the BDC to execute and deliver this Agreement and authorization for specified officers of the BDC to instruct Ultimus thereunder;

(C)	a list of all the officers of the BDC, together with specimen signatures of those officers who are authorized to instruct Ultimus in all matters;

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(D)	the BDC’s notification of registration under the Investment Company Act on Form N-8A as filed with the SEC;

(E)	an accurate, current list of shareholders of each existing series of the BDC, if applicable, showing each shareholder’s address of record, number of shares owned and whether such shares are represented by outstanding share certificates;

(F)	copies of the current plan of distribution adopted by the BDC under Rule 12b-1 under the Investment Company Act for the BDC, if applicable;

(G)	copies of the current investment advisory agreement and current investment sub-advisory agreement(s), if applicable, for the BDC;

(H)	copies of the current underwriting agreement for the BDC, if applicable;

(I)	contact information for the BDC’s service providers, including, but not limited to, the BDC’s administrator, custodian, transfer agent, independent accountants, legal counsel, underwriter and chief compliance officer; and

(J)	a copy of procedures adopted by the BDC in accordance with Rule 38a-1 under the Investment Company Act.

14.2.	After the Agreement Effective Date. After the Agreement Effective Date, the BDC will furnish to Ultimus any amendments to the items listed in Section 14.1.

15.	Compliance with Law

The BDC assumes full responsibility for the preparation, contents, and distribution of each private placement memorandum or prospectus of the BDC and further agrees to comply with all applicable requirements of the Federal Securities Laws and any other laws, rules and regulations of governmental authorities having jurisdiction over the BDC, including, but not limited to, the Internal Revenue Code, the USA PATRIOT Act of 2001, and the Sarbanes-Oxley Act of 2002, each as amended.

16.	Privacy and Confidentiality; Security Information Program

16.1.	Definition of Confidential Information. The term “Confidential Information” shall mean all information that either party discloses (a “Disclosing Party”) to the other party (a “Receiving Party”), whether in writing, electronically, or orally and in any form (tangible or intangible), that is confidential, proprietary, or relates to portfolio companies, investments, the BDC’s operations and performance, clients or shareholders (each either existing or potential). Confidential Information includes, but is not limited to:

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(A)	any information concerning technology, such as systems, source code, databases, hardware, software, programs, applications, engaging protocols, routines, models, displays, and manuals;

(B)	any information not contained in the public filings of the BDC concerning research activities and investments, portfolio composition, portfolio management techniques, plans, customers, clients, shareholders, strategies and plans, costs, operational techniques;

(C)	any financial information not contained in the public filings of the BDC, including information concerning performance or valuations of portfolio companies, revenues, profits and profit margins, and costs or expenses; and

(D)	Customer Information (as defined below).

Confidential Information is deemed confidential and proprietary to the Disclosing Party regardless of whether such information was disclosed intentionally or unintentionally or marked appropriately. Confidential Information shall not include any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

16.2.	Definition of Customer Information. Any Customer Information will remain the sole and exclusive property of the BDC. “Customer Information” shall mean all non-public, personally identifiable information as defined by Gramm-Leach-Bliley Act of 1999, as amended, and its implementing regulations (e.g., SEC Regulation S-P and Federal Reserve Board Regulation P) (collectively, the “GLB Act”).

16.3.	Treatment of Confidential Information

(A)	Each party agrees that at all times during and after the terms of this Agreement, it shall use, handle, collect, maintain, and safeguard Confidential Information in accordance with (1) the confidentiality and non-disclosure requirements of this Agreement; (2) the GLB Act, as applicable and as it may be amended; and (3) such other Applicable Law, whether in effect now or in the future.

(B)	Without limiting the foregoing, the Receiving Party shall apply to any Confidential Information at least the same degree of reasonable care used for its own confidential and proprietary information to avoid unauthorized disclosure or use of Confidential Information under this Agreement.

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(C)	Each party further agrees that:

(1)	The Receiving Party will hold all Confidential Information it obtains in strictest confidence and will use and permit use of Confidential Information solely for the purposes of this Agreement or as otherwise provided for in this Agreement, and consistent therewith, may disclose or provide access to its responsible employees or agents who have a need to know and are under adequate confidentiality agreements or arrangements and make copies of Confidential Information to the extent reasonably necessary to carry out its obligations under this Agreement;

(2)	Notwithstanding the foregoing, the Receiving Party may release Confidential Information (1) if approved in writing by the Disclosing Party, or (2) as required by law, as is required to be disclosed to or by any regulatory authority, or under any rule or judicial or administrative proceeding, or otherwise by applicable law; provided that, unless prohibited by law, the Disclosing Party shall provide notice of such disclosure.

(3)	Additionally, Ultimus may provide Confidential Information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

(4)	The Receiving Party will immediately notify the Disclosing Party of any unauthorized disclosure or use and will cooperate with the Disclosing Party to protect all proprietary rights in any Confidential Information.

16.4.	Security Information Program. Ultimus shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the BDC and its shareholders. In addition, Ultimus has implemented and will maintain an effective information security program reasonably designed to protect Customer Information, which program includes sufficient administrative, technical and physical safeguards and written policies and procedures reasonably designed to (a) insure the security and confidentiality of such Customer Information; (b) protect against any anticipated threats or hazards to the security or integrity of such Customer Information, including identity theft; and (c) protect against unauthorized access to or use of such Customer Information that could result in substantial harm or inconvenience to the BDC or its shareholders (the “Information Security Program”). Ultimus shall promptly notify the BDC in writing of any breach of security, misuse or misappropriation of, or unauthorized access to any Customer Information (any or all of the foregoing referred to individually and collectively for purposes of this provision as a “Security Breach”). In addition to, and without limiting the foregoing, Ultimus will promptly cooperate with the BDC to prevent, investigate, cease or mitigate any Security Breach. Notwithstanding any other provision in this Agreement, the obligations set forth in this paragraph shall survive termination of this Agreement.

16.5.	Severability. This provision and the obligations under this Section 16 shall survive termination of this Agreement.

BIP Ventures Evergreen BDC Ultimus Transfer Agent Services Agreement 8.21.2023	Page 13 of 17

17.	Press Release

Within the first 60 days following the BDC’s issuance of shares, the BDC agrees to review in good faith a press release (in any format or medium) announcing the Agreement with Ultimus; provided that Ultimus must obtain the BDC’s written consent prior to publication of such release, which consent shall not be unreasonably denied by the BDC.

18.	Non-Exclusivity

The services of Ultimus rendered to the BDC are not deemed to be exclusive. Except to the extent necessary to perform Ultimus’ obligations under this Agreement, nothing herein shall be deemed to limit or restrict Ultimus’ right, or the right of any of Ultimus’ managers, officers or employees who also may be a trustee, officer or employee of the BDC, or persons who are otherwise affiliated persons of the BDC to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other person.

19.	Non-Solicitation

During the period this Agreement is in effect and for a period of twenty four (24) months thereafter, no party shall, without the prior written consent of the effected party, hire, solicit, induce, directly or through a third party, whether as a full–time or part–time employee, or as a consultant or otherwise, any employee, officer or consultant from the effected party. The parties agree that their respective obligations under this non-solicitation provision shall also be obligations of their affiliates. Notwithstanding the foregoing, nothing in this Agreement shall preclude any party or any such affiliate from (A) making generalized searches for employees by use of general advertisements in the media (including trade media) or recruitment efforts by a recruitment agency that are not targeted specifically at employees of the effected party or (B) responding to any employee of the effected party who contacts the hiring party or any such affiliate regarding his or her own employment with the hiring party or such affiliate on his or her own initiative without any direct solicitation by the hiring party or such affiliate other than any generalized search or ordinary course practice referred to in clause (A) above.

20.	Arbitration

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Cincinnati, Ohio, according to the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

This arbitration provision shall be enforced and interpreted exclusively in accordance with applicable federal law, including the Federal Arbitration Act. Any costs, fees, or taxes involved in enforcing the award shall be fully assessed against and paid by the party resisting enforcement of said award. The prevailing party shall also be entitled to an award of reasonable attorneys’ fees and costs incurred in connection with the enforcement of this Agreement.

21.	Notices

Any notice provided under this Agreement shall be sufficiently given when either delivered personally by hand or received by electronic mail overnight delivery, or certified mail at the following address.

BIP Ventures Evergreen BDC Ultimus Transfer Agent Services Agreement 8.21.2023	Page 14 of 17

21.1.	If to the BDC:

BIP Capital, LLC

Attn:

3575 Piedmont Rd NE

Building 15, Suite 730

Atlanta, GA 30305

Email:

With a copy to:

Alston and Bird LLP

Attn: Blake Estes

90 Park Avenue

New York, NY 10016

Email: blake.estes@alston.com

21.2.	If to Ultimus:

Ultimus Fund Solutions, LLC

Attn: General Counsel

4221 North 203rd Street, Suite 100

Elkhorn, NE 68022

Email: legal@ultimusfundsolutions.com

22.	General Provisions

22.1.	Incorporation by Reference. This Agreement and its addendums, schedules, exhibits, and other documents incorporated by reference express the entire understanding of the parties and supersede any other agreement between them relating to the Services.

22.2.	Conflicts. In the event of any conflict between this Agreement and any Appendices or Addendum thereto, this Agreement shall control.

22.3.	Amendments. The parties may only amend or waive all or part of this Agreement by written amendment or waiver signed by both parties.

BIP Ventures Evergreen BDC Ultimus Transfer Agent Services Agreement 8.21.2023	Page 15 of 17

22.4.	Assignments.

(A)	Except as provided in this Section 22.4, this Agreement and the rights and duties hereunder shall not be assignable by either of the parties except by the specific written consent of the non-assigning party.

(B)	The terms and provisions of this Agreement shall become automatically applicable to any investment company that is the successor to a party because of reorganization, recapitalization, or change of domicile of such party.

(C)	Unless this Agreement is terminated in accordance with Section 8 of this Agreement, Ultimus may, to the extent permitted by law and in its sole discretion, assign all its rights and interests in this Agreement to an affiliate, parent, subsidiary or to the purchaser of substantially all of its business, provided that Ultimus provides the BDC at least 90 days’ prior written notice.

(D)	This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

22.5.	Governing Law. This Agreement shall be construed in accordance with the laws of the state of Ohio and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the state of Ohio, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

22.6.	Headings. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

22.7.	Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by email or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original, signed copy of this Agreement.

22.8.	Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provisions held to be illegal or invalid.

Signatures are located on the next page.

BIP Ventures Evergreen BDC Ultimus Transfer Agent Services Agreement 8.21.2023	Page 16 of 17

The parties duly executed this Agreement as of August 21, 2023.

BIP Ventures Evergreen BDC

By:	/s/ Todd Knudsen
Name:	Todd Knudsen
Title:	Chief Financial Officer

Ultimus Fund Solutions, LLC

By:	/s/ Gary Tenkman
Name:	Gary Tenkman
Title:	Chief Executive Officer

BIP Ventures Evergreen BDC Ultimus Transfer Agent Services Agreement 8.21.2023	Page 17 of 17

Transfer Agent Services Addendum

for

BIP Ventures Evergreen BDC

This Transfer Agent Services Addendum (this “Addendum”), dated August 21, 2023, is between BIP Ventures Evergreen BDC (the “BDC”) and Ultimus Fund Solutions, LLC (“Ultimus”). Capitalized terms used but not defined herein shall have the meanings set forth in the Transfer Agent Services Agreement dated August 21, 2023 (the “Agreement”).

1. Transfer Agent Services. With respect to the Transfer Agent Services, Ultimus shall provide the following services:

●	Fund trading, settlement and clearing

●	NSCC Fund/SERV, DCCS, Networking and Profile interfaces and services (AIP if applicable)

●	Process purchase and redemption orders

●	IRA purchases, transfers, withdrawals and roll-overs

●	Investor statements and trade confirmations

●	Identity theft monitoring and prevention

●	Call center and shareholder correspondence

●	Online access to transfer agency reports, assets and activity

●	Manage direct shareholder accounts, provide and maintain self-service options for shareholders

●	Handle electronic servicing of investors, servicing of corporate actions and other intermediary services

●	Trade support for qualified retirement plans, and retail investors

●	Revenue accrual and collection services, as needed

●	Management Information and Reporting Services

●	Dividend Distribution Services

●	Comprehensive review of AML, CIP, and infraction list account information

●	Accounting and Regulatory reporting

●	Timely and accurate reporting of shareholder 1099s (as applicable)

●	Tender offer tracking, reporting and execution

BIP Ventures Evergreen BDC Ultimus Transfer Agent Services Addendum 8.21.2023	Page 1 of 3

2. New Investor Data. [***]

3. Account Maintenance. [***]

Signatures are located on the next page.

BIP Ventures Evergreen BDC Ultimus Transfer Agent Services Addendum 8.21.2023	Page 2 of 3

The parties duly executed this Transfer Agent Services Addendum as of August 21, 2023.

BIP Ventures Evergreen BDC

By:	/s/ Todd Knudsen
Name:	Todd Knudsen
Title:	Chief Financial Officer

Ultimus Fund Solutions, LLC

By:	/s/ Gary Tenkman
Name:	Gary Tenkman
Title:	Chief Executive Officer

BIP Ventures Evergreen BDC Ultimus Transfer Agent Services Addendum 8.21.2023	Page 3 of 3

Transfer Agent Services Fee Letter

for

BIP Ventures Evergreen BDC

This Transfer Agent Services Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to BIP Ventures Evergreen BDC (the “BDC”) pursuant to that certain Transfer Agent Services Agreement, dated August 21, 2023, and the Transfer Agent Services Addendum dated August 21, 2023 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

[***]

2.	Reimbursable Expenses

In addition to the above fees, the BDC or the Adviser will reimburse Ultimus or pay directly certain expenses reasonably incurred on the BDC’s behalf, including, but not limited to, postage, confirmations, statement and confirmation development, printing, telephone lines, Internet access fees, bank service charges, stationery, envelopes, check printing and writing, AML verification, record retention, lost shareholder search, shareholder forms, VRU maintenance and development, BDC specific Fund/Serv and Networking costs, and other industry standard transfer agent expenses. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the BDC or the Adviser agrees to reimburse Ultimus for expenses reasonably incurred by Ultimus in the production and dissemination of trade confirmations and account statements.

3.	Fee Increases

[***]

4.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

BIP Ventures Evergreen BDC Transfer Agent Services Fee Letter	Page 1 of 2

The parties duly executed this Transfer Agent Services Fee Letter dated August 21, 2023.

BIP Ventures Evergreen BDC

By:	/s/ Todd Knudsen
Name:	Todd Knudsen
Title:	Chief Financial Officer

Ultimus Fund Solutions, LLC

By:	/s/ Gary Tenkman
Name:	Gary Tenkman
Title:	Chief Executive Officer

BIP Ventures Evergreen BDC Transfer Agent Services Fee Letter	Page 2 of 2